PREFERRED SHARE PURCHASE RIGHTS PLAN
                      ------------------------------------

                                RIGHTS AGREEMENT

                                     BETWEEN

                                 AMERIPATH, INC.

                                       AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                 AS RIGHTS AGENT

                            DATED AS OF APRIL 8, 1999



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                                TABLE OF CONTENTS

                                                                                              PAGE
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
Section 1.    Certain Definitions................................................................1

Section 2.    Appointment of Rights Agent........................................................5

Section 3.    Issuance of Rights Certificates....................................................5

Section 4.    Form of Rights Certificates........................................................7

Section 5.    Countersignature and Registration..................................................8

Section 6.    Transfer, Split Up, Combination and Exchange of Rights Certificates;
                  Mutilated, Destroyed, Lost or Stolen Rights Certificates.......................8

Section 7.    Exercise of Rights; Purchase Price; Expiration Date of Rights......................9

Section 8.    Cancellation and Destruction of Rights Certificates...............................11

Section 9.    Reservation and Availability of Capital Stock.....................................11

Section 10.   Preferred Stock Record Date.......................................................12

Section 11.   Adjustment of Purchase Price; Number and Kind of Shares or Number of
                  Rights; Exchange of Rights for Shares of Common Stock.........................13

Section 12.   Certificate of Adjusted Purchase Price or Number of Shares........................21

Section 13.   Consolidation, Merger or Sale or Transfer of Assets or Earning Power..............22

Section 14.   Fractional Rights and Fractional Shares...........................................24

Section 15.   Rights of Action..................................................................24

Section 16.   Agreement of Rights Holders.......................................................25

Section 17.   Rights Certificate Holder Not Deemed a Shareholder................................25

Section 18.   Concerning the Rights Agent.......................................................26

Section 19.   Merger or Consolidation or Change of Name of Rights Agent.........................26

Section 20.   Duties of Rights Agent............................................................27

Section 21.   Change of Rights Agent............................................................28


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Section 22.   Issuance of New Rights Certificates...............................................29

Section 23.   Redemption and Termination........................................................29

Section 24.   Notice of Certain Events..........................................................30

Section 25.   Notices...........................................................................31

Section 26.   Supplements and Amendments........................................................31

Section 27.   Successors........................................................................32

Section 28.   Determinations and Actions by the Board of Directors, etc.........................32

Section 29.   Benefits of this Rights Plan......................................................33

Section 30.   Severability......................................................................33

Section 31.   Governing Law.....................................................................33

Section 32.   Consent to Jurisdiction; Service of Process.......................................33

Section 33.   Counterparts......................................................................34

Section 34.   Descriptive Headings..............................................................34

Section 35.   Consequential Damages.............................................................34

EXHIBITS

Exhibit A  -  Form of Certificate of Designations

Exhibit B  -  Form of Rights Certificate

Exhibit C  -  Form of Summary of Rights

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     RIGHTS AGREEMENT, dated as of April 8, 1999 (the "Rights Plan" or the
"Agreement"), by and between AMERIPATH, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Rights Agent").


                                    RECITALS

     WHEREAS, on April 8, 1999 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one preferred share purchase right (each, a "Right" and, collectively, the "Rights") for each share of Common Stock, par value $0.01 per share, of the Company outstanding at the close of business on April 19, 1999 (the "Record Date"), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock issued (as hereinafter defined) between the Record Date and the earliest to occur of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined), all on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, each Right shall initially represent the right to purchase one one-thousandth of a Preferred Share (as defined below), upon the terms and subject to the conditions hereinafter set forth. Preferred Shares shall mean shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.



                     AGREEMENT -- SHARE PURCHASE RIGHTS PLAN

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Rights Plan, the following terms have the meanings indicated (capitalized terms within any definition shall have the meanings indicated elsewhere herein with respect to such terms):

          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of fifteen percent (15.0%) or more of the shares of Common Stock then outstanding. Notwithstanding the foregoing, the term "Acquiring Person" shall not mean or include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; (ii) any Person who or which, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of a reduction in the number of issued and outstanding shares of Common Stock of the Company pursuant to a transaction or a series of related transactions voted on and approved by the Board of Directors; provided, however, that in the event that such Person described in the foregoing clause (ii) does not become an Acquiring Person by reason of the foregoing clause (ii), such Person shall

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     nonetheless become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of an additional 1.0% of the issued and outstanding Common Stock of the Company, unless such additional Common Stock ownership results solely from a subsequent reduction in the number of issued and outstanding shares of Common Stock of the Company pursuant to a transaction or a series of related transactions approved by the Board of Directors; (iii) any Person who or which, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of a transaction in which the Company (or one or more of its Subsidiaries) acquires a business (whether such acquisition is accomplished by means of a purchase of stock or assets, a merger, share exchange or otherwise) owned by such Person in exchange (in whole or in part) for shares of Common Stock of the Company pursuant to a transaction (or a series of related transactions) approved by the Board of Directors (an "Approved Acquisition Transaction"); provided, however, that in the event that such Person described in the foregoing clause (iii) does not become an Acquiring Person by reason of the foregoing clause (iii), such Person shall nonetheless become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of an additional 1.0% of the issued and outstanding Common Stock of the Company, unless such additional Common Stock ownership results solely from a reduction in the number of issued and outstanding shares of Common Stock of the Company (such as that described in clause
     (ii) above), or a subsequent Approved Acquisition Transaction, pursuant to a transaction or a series of related transactions approved by the Board of Directors; or (v) any Person that on the date of this Rights Agreement is the Beneficial Owner of fifteen percent (15%) or more of the outstanding Common Stock unless and until such Person becomes the Beneficial Owner of an additional one percent (1%) or more of the outstanding Common Stock.

          Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provision, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

          (b) "Acquiring Person Transferee" shall have the meaning set forth in
     Section 7(e) hereof.

          (c) "Act" shall mean the Securities Act of 1933, as amended.

          (d) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (e) "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          (f) A Person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own", any securities:


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               (i) which such Person or any of such Person's Affiliates or
          Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) any security with respect to which such person has the right to vote pursuant to any agreement, arrangement or understanding, if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Persons Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in proviso (B) to subparagraph (ii) of this Section 1(f)) or disposing of any voting securities of the Company; provided, however, that nothing in this Section 1(f) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding, together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

          (g) "Business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (h) "Close of business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding day which is a Business Day.

          (i) "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the


                                      -3-

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     equity securities or other equity interest having power to control or direct the management, of such Person.

          (j) "Current market price" shall have the meaning set forth in Section 11(d) hereof.

          (k) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

          (l) "Exchange Act" shall have the meaning set forth in Section 1(d) hereof.

          (m) "Exchange Ratio" shall have the meaning set forth in Section 11(r)(i) hereof.

          (n) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

          (o) "Final Expiration Date" shall have the meaning set forth in
     Section 7(a) hereof.

          (p) "Person" shall mean any individual, firm, company, corporation, partnership, trust or other entity.

          (q) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

          (r) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

          (s) "Redemption Date" shall have the meaning set forth in Section 7(a) hereof.

          (t) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

          (u) "Right" and "Rights" shall have the meanings set forth in the recitals at the beginning of this Rights Plan.

          (v) "Rights Certificates" shall have the meaning set forth in Section 3(a) hereof.

          (w) "Rights Dividend Declaration Date" shall have the meaning set forth in the recitals at the beginning of this Rights Plan.

          (x) "Section 11(a)(ii) Event" shall have the meaning set forth in
     Section 11(a)(ii) hereof.

          (y) "Section 13 Event" shall mean any event described in clauses (x),
     (y) or (z) of Section 13(a) hereof.

          (z) "Stock Acquisition Date" shall mean the first date of a public announcement (which, for purposes of this definition, shall include a report filed pursuant to the Exchange Act) by the Company or an Acquiring Person that a Person has become an Acquiring Person.

          (aa) "Subsidiary" shall mean, with reference to any Person, any corporation or other entity of which a majority of the voting securities (or voting power of the voting equity securities or interests) is beneficially owned, directly or indirectly, by such Person.


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          (bb) "Summary of Rights" shall have the meaning set forth in Section
     3(b) hereof.

          (cc) "Trading Day" shall have the meaning set forth in Section 11(d) hereof.

          (dd) "Triggering Event" shall mean (or, as the case may be, the earliest of) a Section 11(a)(ii) Event or any Section 13 Event.

     Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such other Agents or Co-Rights Agents as it may deem necessary or desirable.

     Section 3. ISSUANCE OF RIGHTS CERTIFICATES.

     (a) Until the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or, if the tenth day after such date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the beneficial owner of shares of Common Stock of the Company aggregating 15% or more of the then outstanding shares of Common Stock of the Company (including any such date which is after the date of this Agreement and prior to the issuance of the Rights) (the earlier of such dates referred to in clauses (i) and (ii) of this sentence being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock of the Company registered in the names of the holders thereof (which certificates shall be deemed also to be Rights Certificates) and not by separate certificates, and (y) the Rights (and the right to receive Rights Certificates) will be transferable only in connection with the transfer of the underlying shares of Common Stock of the Company (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent, if requested, will send) by first-class, insured, postage prepaid mail, to each record holder of the Common Stock of the Company as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificate(s), in substantially the form attached hereto as EXHIBIT B (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held (subject to adjustment as provided herein). In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and


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cash is paid in lieu of any fractional Rights. As of the Distribution Date, the
Rights will be evidenced solely by the Rights Certificates.

     (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as EXHIBIT C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock of the Company as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration
Date), the transfer (or surrender for transfer) of any certificates representing shares of Common Stock outstanding on the Record Date, with or without a Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

     (c) Rights shall also be issued (consistent with the provisions of subsection (a) of this Section 3) in respect of all shares of Common Stock of the Company which are issued after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date. Certificates for shares of Common Stock (including, without limitation, any reacquired shares referred to in the last sentence of this Section 3(c)) which become outstanding after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          "This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between AmeriPath, Inc. (the "Company") and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), dated as of April 8, 1999, as it may be amended from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Agreement, as in effect on the date of mailing, without charge after the receipt of a written request therefor. Under certain circumstances set forth in the Agreement, Rights issued to, or held or beneficially owned by, any Person who becomes an Acquiring Person (as such terms are defined in the Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, become null and void."

     With respect to such certificate(s) containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock of the Company represented by such certificate(s) shall be evidenced by such certificate(s) alone, and the surrender for transfer of any such certificate(s) shall also constitute the transfer of the Rights associated with the shares of Common Stock of the Company represented thereby. In the event that the Company purchases or acquires any Common Stock of the Company after the Record Date but prior to the Distribution

Date, any Rights associated with such reacquired Common Stock of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock of the Company which are no longer outstanding.


     Section 4. FORM OF RIGHTS CERTIFICATES.

     (a) The Rights Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall each be in substantially the form attached hereto as EXHIBIT B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or stock quotation or trading system on which the Rights may from time to time be listed or quoted for trading, or to conform to usage. Subject to the provisions of Section 11 and
Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the price per one one-thousandth of a Preferred Share set forth therein (as determined in accordance with Section 7(b) hereof, the "Purchase Price"), but the number and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

     (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate thereof, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined, in its sole discretion, is part of a plan, scheme, arrangement or understanding which has as a primary purpose or effect the avoidance or circumvention of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

          "The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person, or an Affiliate or Associate thereof (as such terms are defined in a Rights Agreement between AmeriPath, Inc. (the "Company") and American Stock Transfer & Trust Company, as Rights Agent (the "Agreement"). Accordingly, this Rights Certificate and the Rights represented hereby become null and void in the circumstances specified in Section 7(e) of the Agreement. The Company will mail to the holder of this certificate a copy of the Agreement, as in effect on the date of mailing, without charge after the receipt of a written request therefor."

     Section 5. COUNTERSIGNATURE AND REGISTRATION.

     (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer or its President, either manually or by facsimile signature, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually or by facsimile signature countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company authorized to sign such Rights Certificate, although at the date of the execution of this Rights Plan any such person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

     (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date and the Final Expiration Date, any Rights Certificate or Rights Certificates (other than any Right Certificates representing Rights that have become void pursuant to
Section 7(e) hereof or that have been exchanged pursuant to Section 11(r) hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder thereof to purchase a like number of shares of one one-thousandths of a Preferred Share as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

     (a) Subject to Sections 7(e), 11 and 13 and other provisions hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c) and Section 23(a) hereof), in whole or in part, at any time after the Distribution Date, upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for each one one-thousandth of a Preferred Share (or other securities) as to which the Rights evidenced by such Rights Certificate are exercised, at or prior to the earliest of (i) the close of business on April 8, 2009 (the "Final Expiration Date"),
(ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which the Rights are exchanged as provided in Section 11(r) hereof (the earliest of (i), (ii) and (iii) being sometimes herein referred to as the "Expiration Date").

     (b) The Purchase Price for each one one-thousandth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $45.00, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for each share to be purchased upon exercise of such Rights, as set forth below, and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate, the Rights Agent shall, subject to Section 20(j) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares or other securities to be purchased (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected, in its sole discretion, to deposit the total number of shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares as are to be purchased (in which case certificates for the shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price and any applicable transfer taxes shall be made in cash or by certified bank check or cashier's check payable to the Company.

     (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

     (e) Notwithstanding anything in this Rights Plan to the contrary, from and after the occurrence of a Section 11(a)(ii) Event, any Rights that are or were acquired or beneficially owned by an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) or an Acquiring Person Transferee (as such term is defined below in this Section 7(e)), shall be and become null and void without any further action, and no holder of such Rights (or of Rights Certificates evidencing such Rights) shall have any rights whatsoever with respect to such Rights (including, without limitation, any rights to exercise such Rights), whether under any provision of this Rights Plan or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this
Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or their respective Affiliates, Associates or Acquiring Person Transferees hereunder. No Rights Certificate(s) shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person (or any Associate or Affiliate thereof or any Acquiring Person Transferee) whose Rights would be null and void pursuant to the preceding sentence; in addition, no Rights Certificate(s) shall be issued at any time upon the transfer of any Rights to an Acquiring Person (or any Associate or Affiliate thereof or any Acquiring Person Transferee) whose Rights would be null and void pursuant to the preceding sentence; and any Rights Certificate(s) delivered to the Rights Agent for transfer to an Acquiring Person (or any Associate or Affiliate thereof or any Acquiring Person Transferee) whose Rights would be null and void pursuant to the preceding sentence shall be cancelled. For purposes of this Agreement, the term "Acquiring Person Transferee" shall mean and include, with respect to Rights (whether or not attached to shares of Common Stock), (i) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer

(whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors of the Company has determined, in its sole discretion, is part of a plan, scheme, arrangement or understanding which has as a primary purpose or effect the avoidance or circumvention of this Section 7(e).

     (f) Notwithstanding anything in this Rights Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9. RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

     (a) Subject to the Company's rights in Section 11(q) or elsewhere herein to otherwise fulfill its obligations hereunder, the Company covenants and agrees that, from and after the Distribution Date, it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that, as provided in this Rights Plan, will be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that the Company shall not be required to reserve and keep available shares of Common Stock or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section 11(a)(ii) or Section 13 hereof unless the Rights become exercisable pursuant to such adjustments.

     (b) So long as the Common Stock is listed on any national securities exchange or listed or registered for quotation on any other market (including, without limitation, the NASDAQ Stock Market ("NASDAQ")), the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Preferred Shares and/or other securities issuable pursuant to outstanding Rights to be listed on such exchange upon official notice of issuance upon such exercise.

     (c) The Company shall use its best efforts to (i) file, as soon as practicable and as required by law following the Distribution Date, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and
(B) the date of the expiration or termination of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period or periods of time from time to time, not to exceed ninety (90) days in the aggregate after the date set forth in clause (i) of the first sentence of this
Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Rights Plan to the contrary, the Rights shall not be exercisable in any jurisdiction unless or until the requisite qualification in such jurisdiction shall have been obtained.

     (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price therefore), be duly and validly authorized and issued and fully paid and nonassessable shares.

     (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for shares issued upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of shares in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10. PREFERRED STOCK RECORD DATE. Each person in whose name any certificate for a number of Preferred Shares or shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares represented thereby on, and such certificates shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the share transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the share transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote (or consent with respect thereto), to transfer, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any meeting or proceeding of the Company, except as provided herein.

     SECTION 11. ADJUSTMENT OF PURCHASE PRICE; NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS; EXCHANGE OF RIGHTS FOR SHARES OF COMMON STOCK. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) or Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be appropriately and proportionately adjusted (including applicable adjustments under paragraph (p) of this Section 11) so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of any Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of such Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

     (ii) In the event that, at any time after the Rights Dividend Declaration Date, any Person shall become an Acquiring Person (such event being referred to herein as a "Section 11(a)(ii) Event"), then, subject to Sections 11(r) and 23(a) and except as otherwise provided in this Section 11, each holder of a Right (except as provided in Section 7(e) hereof) shall thereafter have the right to receive, in accordance with the terms of this Agreement, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which the Right is then exercisable, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of the Section 11(a)(ii) Event, and dividing that product by (y) 50% of the then current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock of the Company on the date of the occurrence of such Section 11(a)(ii) Event. In the event that there shall not be sufficient shares of Common Stock authorized or available for issuance to permit the exercise in full of the Rights in accordance with this Section 11(a)(ii), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current market price (as defined in paragraph (d) below) of one Preferred Share multiplied by such number or fraction is equal to the current market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights as provided under this Agreement.

     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Common Stock (or shares having the same rights, privileges and preferences as the shares of Common Stock ("equivalent common stock")) or securities convertible into Common Stock or equivalent common stock at a price per share of Common Stock or per share of equivalent common stock (or having a conversion price per share, if a security convertible into Common Stock or equivalent common stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, the Purchase Price to be in effect after such record date, shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or equivalent common stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock and/or equivalent common stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock, and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

     (d) For the purpose of any computation hereunder, the "current market price" per Preferred Share (subject to the second paragraph of this paragraph
(d)) or share of Common Stock (or per share of any other security) on any date shall be deemed to be the average of the daily closing prices per share of such security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per share of the security is determined during a period following the announcement by the issuer of such security of (A) a dividend or distribution on such security payable in shares of such security or securities convertible into shares of such security (other than the Rights), or (B) any subdivision, combination or reclassification of such security, and prior to the expiration of the requisite thirty (30) Trading Day period after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the security in question is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the security in question is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the security, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the security in question is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a Business Day. If the security is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes of this Rights Plan.

     For the purpose of any computation hereunder, the "current market price" per Preferred Share shall be determined in accordance with the preceding paragraph. However, if the Preferred Shares are not publicly traded, the "current market price" of a Preferred Share shall be conclusively deemed to be the current market price per share of the Common Stock as determined pursuant to the preceding paragraph (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand.

     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1.0%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a Preferred Share or one-thousandth of a share of Common Stock or other share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three
(3) years from the date of the transaction which requires such adjustment, or
(ii) the date of the expiration of the right to exercise any Rights.

     (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or
Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares or fraction of a share of capital stock other than Common Stock, thereafter the number or fraction of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price or otherwise hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of (or fraction of) Preferred Shares or shares of Common Stock or other securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a Preferred Share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then stated or par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of duly authorized, fully paid and nonassessable Preferred Shares (or shares of

Common Stock or other securities issuable thereunder, as the case may be) at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Preferred Shares or shares of Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Preferred Shares or shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors of the Company shall determine in good faith to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the current market price, (iii) issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such shareholders.

     (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

     (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof or otherwise specifically permitted by this Rights Plan, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     (p) Anything in this Rights Plan to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then, (A) in any such case the Purchase Price shall be adjusted by multiplying the Purchase Price in effect prior to such occurrence by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

     (q) In lieu of issuing shares of Common Stock (and/or Preferred Shares) in accordance with Section 11(a)(ii) hereof, the Board of Directors may, if the number of shares of Common Stock which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, the Board of Directors shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the value of the shares of Common Stock (the "Adjustment Shares") issuable upon the exercise of a Right immediately after the adjustments provided for in Section 11(a)(ii) (the "Current Value"), and (B) with respect to each Right (other than Rights which have become void pursuant to the provisions hereof), make adequate provision to substitute for any or all such Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which are deemed in good faith by the Board of Directors to have substantially the same value as shares of Common Stock (such shares or units of shares of preferred stock are herein called "Common Stock equivalents")), (3) debt securities of the Company, (4) other assets, (5) a reduction of the Purchase Price, or (6) any combination of the foregoing having a value which, when added to the value of the shares of Common Stock (and/or Preferred Shares) actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined in good faith by the Board of Directors based upon the advice of a nationally recognized independent investment banking firm selected in good faith by the Board of Directors; provided that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date (the "Section 11(a)(ii) Trigger Date") which is the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to
Section 23(a) expires, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and Preferred Shares and then, if necessary, cash, which shares and cash have an aggregate value equal to the excess of (x) the Current Value over (y) the Purchase Price for the number of shares (or fraction of a share) for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event. If, upon the occurrence of a
Section 11(a)(ii) Event, the number of shares of Common Stock that are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit exercise in full of the Rights in accordance with
Section 11(a)(ii) hereof, and if the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the
Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Company determines that some action must be taken pursuant to the first or second sentence of this Section 11(q), the Company (x) shall provide, subject to Section 7(e) hereof and the last sentence of this Section 11(q), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such times as the suspension is no longer in effect. For purposes of this Section 11(q), the value of the Common Stock shall be the current market price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any "Common Stock equivalent" shall be deemed to equal the current market price per share of the Common Stock on such date. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(q).

     (r) (i) The Board of Directors of the Company may at its option at any time after any Person becomes an Acquiring Person, exchange shares of Common Stock for all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof), at an exchange ratio of one (1.0) share of Common Stock per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(a)(i) hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

          (ii) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (i) of this Section 11(r) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the

     Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

          (iii) In the event that there shall not be sufficient shares of Common Stock available for issuance to permit any exchange of Rights as contemplated in accordance with this Section 11(r), the Company shall either take such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights or, alternatively, at the option and in the sole discretion of the Board of Directors, in lieu of issuing Common Stock in exchange for each such Right, (x) pay cash in an amount equal to the Current Value (as hereinafter defined), (y) issue debt or equity securities or a combination thereof (which may include Preferred Shares), having a value equal to the Current Value, where the value of such securities shall be determined by the Board of Directors in good faith based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors, or (z) deliver any combination of cash, property, Common Stock and/or other securities having a value equal to the Current Value (again, where the value of such securities shall be determined by the Board of Directors in good faith based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors). For purposes of this paragraph (iii) only, the term "Current Value" shall mean the product of the current market price per share of Common Stock (determined pursuant to Section 11(d) as of the Stock Acquisition Date) multiplied by the number of shares of Common Stock for which the Right otherwise would be exchangeable if there were sufficient shares available. To the extent that the Company determines that some action need be taken pursuant to clauses (x), (y) or (z) of this paragraph
     (iii), the Board of Directors may temporarily suspend the exercisability of the Rights for a period of up to ninety (90) days following the Stock Acquisition Date, in order to seek any authorization of additional shares of Common Stock and/or to decide the appropriate form of distribution to be made pursuant to this paragraph (iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

     Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with the transfer agent for the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof.

     Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

     (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provisions shall be made so that:
(i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof, in accordance with the terms of this Rights Plan, such number of duly and validly authorized and issued, fully paid, nonassessable and freely tradable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event, and dividing that product (which product, following the first occurrence of a Section 13 Event, shall be the aggregate "Purchase Price" for all the securities that may be purchased pursuant to the Right upon the adjustment pursuant to this clause (i) and for all purposes of this Rights Plan) by (2) 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party (i.e., the issuer of such shares) shall thereafter be liable for, and shall assume, by virtue of such
Section 13 Event, all the obligations and duties of the Company pursuant to this Rights Plan; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of this Rights
Plan) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

     (b) "Principal Party" shall mean:

          (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

          (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case,
     (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under
     Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

     (c) The Company shall not consummate any such consolidation, merger, sale or transfer (or any other transaction constituting a Section 13 Event) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets (or any other transaction constituting a Section 13 Event), the Principal Party will:

          (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

          (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

     The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a
Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a). The Company shall not enter into any transaction of the kind referred to in this
Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights.

     Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

        (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would be otherwise issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than integral multiples of one one-thousandths of a Preferred Share) or fractions of shares of Common Stock or other securities upon exercise or exchange of the Rights or to distribute certificates which evidence such fractional shares. In lieu of fractional shares of Common Stock or Preferred Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to (A) in the case of fractional Common Stock, the same fraction of the current market value of a share of Common Stock and (B) in the case of a fractional portion of a Preferred Share, the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a share shall be the closing price of such share (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right, by the acceptance of the Right, expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right, except as permitted by this Section 14.

     Section 15. RIGHTS OF ACTION. All rights of action in respect of this Rights Plan are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate and in this Rights Plan. Without limiting the foregoing or any remedies available to the holders of the Rights, it is specifically acknowledged that the holders of the Rights would not have an adequate remedy at law for any breach of this Agreement, and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

     Section 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by acceptance of the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

          (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

          (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the second sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Rights Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Plan by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligations.

     Section 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote (or consent with respect to), receive dividends or be deemed for any purpose whatsoever the holder of any Preferred Shares (or any portion thereof) or shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings, proceedings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. CONCERNING THE RIGHTS AGENT.

     (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Rights Plan and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Plan.

     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Plan in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED, HOWEVER, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Plan any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Plan.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Plan.

     Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Rights Plan upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel acceptable to the Company (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Rights Plan the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Plan in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Plan or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Rights Plan or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (e) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Plan.

          (f) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (g) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Rights Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (h) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

          (i) No provision of this Rights Plan shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Plan upon sixty (60) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock or Preferred Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to the transfer agent of the Common Stock or Preferred Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property and records at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Shares and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Rights Plan or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Rights Plan. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23. REDEMPTION AND TERMINATION.

     (a) The Board of Directors of the Company may at its option at any time prior to the earlier of (i) the time that any Person becomes an Acquiring Person, or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.005 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights pursuant to this Section 23(a) may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 11(r) hereof, and other than in connection with the purchase of shares of Common Stock prior to the Distribution Date.

     Section 24. NOTICE OF CERTAIN EVENTS.

     (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock whichever shall be the earlier.

     (b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a

Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Common Stock shall be deemed thereafter to refer, if appropriate, to other securities.

     (c) The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote on any such action.

     Section 25. NOTICES. Notices or demands authorized by this Rights Plan to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                       AmeriPath, Inc.
                       7289 Garden Road, Suite 200
                       Riviera Beach, FL  33404
                       Attention:  President

     Subject to the provisions of Section 21, any notice or demand authorized by this Rights Plan to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                       American Stock Transfer & Trust Company
                       40 Wall Street
                       New York, New York  10005
                       Attention:  Corporate Trust Department

        Notices or demands authorized by this Rights Plan to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage pre-paid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 26. SUPPLEMENTS AND AMENDMENTS. The Company may, and the Rights Agent shall if the Company so directs, from time to time, supplement or amend this Agreement without the approval of any holder(s) of Rights Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make, change or effect any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be approved by the Board of Directors and evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may, at any time prior to such time as any Person becomes an Acquiring Person, amend this Agreement to lower the percentage thresholds set forth in Sections 1(a) and 3(a) hereof to not less than the greater of (a) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan) and (b) 10.0%. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Rights Plan to the contrary, no supplement or amendment may be made after the time that any Person becomes an Acquiring Person unless such supplement or amendment does not adversely affect the interests of the holders of Rights.

     Section 27. SUCCESSORS. All the covenants and provisions of this Rights Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder. In the event that prior to the Distribution Date the Board of Directors approves the Company's consummation of a merger with a subsidiary incorporated in a State other than Delaware primarily for the purpose of effecting a "reincorporation" of the Company from Delaware to such other State, then the Board in its discretion upon the advice of counsel shall make such adjustments and modifications to this Agreement as necessary or appropriate to conform this Agreement to the law of such other State and shall take such further action in the Board's discretion to provide for and to cause the Company's successor and its shareholders to succeed to the respective rights and obligations of the Company and its shareholders hereunder, subject, however, to the Board's rights to otherwise amend or modify this Agreement hereunder.

     Section 28. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. For all purposes of this Rights Plan, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Rights Plan and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Rights Plan, including, without limitation, the right and power to (i) interpret the provisions of this Rights Plan and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Plan (including a determination to redeem or not redeem the Rights, to exchange the Rights or to amend or supplement this Rights Plan). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board to any liability to the holders of the Rights.

     The Board may at any time and from time to time (and upon the occurrence of a Triggering Event shall forthwith) establish and set aside one or more funds (in such amount or amounts as the Board shall deem necessary or desirable), whether in trust, escrow or other segregated accounts (regardless of whether any such fund is combined for administrative purposes with any other fund or funds established by the Company, for the purpose of assuring that adequate resources are available to the Board of Directors to enable them to carry out their prescribed functions, and to maintain their authority and powers, under this Agreement, or to fulfill their fiduciary obligations to the shareholders of the Company. Without limiting the generality of the statement of purposes contained in the next preceding sentence, the fund or funds so established shall, on demand of a majority of the Directors, be made available to the Board for the purposes of (i) seeking affirmatively to establish, or to defend, the validity of this Agreement, including, without limitation, this Section 28, and (ii) seeking affirmatively to establish, or to defend, the validity and/or propriety of any action taken (or omitted to be taken) by the Board pursuant to this Agreement, the Certificate of Incorporation or the Bylaws or applicable provisions of the Delaware General Corporation Law. The establishment by the Board, and utilization by the Board of Directors, of any fund or funds established pursuant to this paragraph shall be separate and apart from, and shall not detract from, diminish or otherwise affect adversely, any rights or protections afforded, conferred or given to the Company's Directors pursuant to the Certificate of Incorporation of the Company or its Bylaws.

     Section 29. BENEFITS OF THIS RIGHTS PLAN. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock).

     Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Without limiting the foregoing, if any provision requiring that a determination, vote or approval be made by less than the entire Board (or at a time or with the concurrence of a group of directors consisting of less than the entire Board) is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination, vote or approval shall then be made by the full Board of Directors in accordance with applicable law and the Company's Certificate of Incorporation and By-laws.

     Section 31. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State, except that from and after the time that there is a successor to the Company under this Agreement pursuant to a reincorporation as contemplated by Section 27 hereof, this Section 31 shall thereupon apply the law of the State in which the successor is incorporated instead of Delaware law.

     Section 32. CONSENT TO JURISDICTION; SERVICE OF PROCESS. The Company, the Rights Agent and the holders of the Rights Certificates hereby irrevocably submit to the jurisdiction of the state or federal courts located in Palm Beach County, Florida in connection with any suit, action or other proceeding arising out of or relating to this Rights Plan and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Rights Plan or the subject matter hereof may not be enforced by such courts.

     Section 33. COUNTERPARTS. This Agreement may be executed in counterparts and both of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     Section 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Rights Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 35. CONSEQUENTIAL DAMAGES. Neither party to this Agreement shall be liable to the other party or any third party for consequential damages.

     IN WITNESS WHEREOF, the parties hereto have caused this Rights Plan to be duly executed and attested, all as of the date first above written



                                  AMERIPATH, INC.

                                  By: /s/ JAMES C. NEW
                                      -----------------------------------------
                                          James C. New,  Chairman of the Board,
                                          President and Chief Executive Officer



                                  AMERICAN STOCK TRANSFER & TRUST COMPANY

                                  By: /s/ HERBERT J. LEMMER
                                      -----------------------------------------
                                         Name: Herbert J. Lemmer
                                         Title: Vice President

                                                                       EXHIBIT A

                                      FORM
                                       of
                           CERTIFICATE OF DESIGNATIONS
                                       of
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       of
                                 AMERIPATH, INC.


                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)
                           ---------------------------

     AMERIPATH, Inc., a corporation organized and existing under the Delaware General Corporation Law (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation pursuant to Section 151 of the Delaware General Corporation Law at a meeting duly called and held on ________________________, 1999.

     Pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Corporation's Certificate of Incorporation, the Corporation hereby creates a series of Preferred Stock, par value $.01 per share, of the Corporation (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

                 Series A Junior Participating Preferred Stock:

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be ______________. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2. DIVIDENDS AND DISTRIBUTIONS.

     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of

Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. CERTAIN RESTRICTIONS.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and further provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

     Section 10. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class. At any time when there are no shares of Series A Preferred Stock outstanding, the number, designation, preferences and rights of the Series A Preferred Stock as set forth in this Certificate of Designations may be amended by the Board of Directors in the manner provided in Section 151 and as otherwise permitted under the Delaware General Corporation Law.

     Section 11. FRACTIONAL SHARES. The holder of any fractional share of Series A Preferred Stock issued by the Corporation shall have the proportional rights of a holder of a share of Series A Preferred Stock to the extent of the fractional amount of the share held. For example, a holder of one one-thousandth of a share of Series A Preferred Stock would have one one-thousandth of the rights of a holder of one share of the Series A Preferred Stock (e.g., the holder of one one-thousandth of a share would have one vote on matters subject to a vote of holders of the Series A Preferred Stock, as compared to a whole share which has 1,000 votes).

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board as of ___________________, 1999.

                                 AMERIPATH, INC.

                                 By:_________________________________________
                                     James C. New, Chairman of the Board,
                                     President and Chief Executive Officer

                                                                       EXHIBIT B


                           FORM OF RIGHTS CERTIFICATE


                            ___________________, INC.



  Certificate No. R-___________________________________________________ Rights



     NOT EXERCISABLE AFTER ___________, 2009 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $____ PER RIGHT, AND TO EXCHANGE, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS PLAN) AND ANY TRANSFEREE OR SUBSEQUENT HOLDER OF THE RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS PLAN). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.] (1)



----------

(1) The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

                               RIGHTS CERTIFICATE

     This certifies that _________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of __________, 1999 (the "Rights Plan"), between ___________________, Inc., a Delaware corporation (the "Company"), and ____________________ (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York time) on ____________, 2009 at the office or offices of the Rights Agent designated for such purpose, or its successor(s) as Rights Agent, one one-thousandth of a fully paid, non-assessable share of the Company's Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares") (or in certain circumstances, cash, property or other securities), at a purchase price of $___.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price shall be paid in cash. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of _________, __1999, based on the Company's Common Stock and Preferred Shares as constituted at such date.

     Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Plan), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Plan), or (ii) an Acquiring Person Transferee (as such term is defined in the Rights Plan), such Rights become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Plan, the Purchase Price and the number and kind of shares of the Company's capital stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Plan).

     This Rights Certificate, and the Rights evidenced hereby, are subject to all of the terms, provisions and conditions of the Rights Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder and thereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include (without limitation) the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Plan. In the event of any conflict or inconsistency between the terms, provisions and conditions of Rights as set forth in the Rights Plan and those described or set forth in this Rights Certificate, the terms, provisions and conditions set forth in the Rights Plan shall govern and prevail. Copies of the Rights Plan are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

     If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase.

     Subject to the terms, provisions and conditions of the Rights Plan, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $____ per Right or (ii) may be exchanged in whole or in part for shares of Common Stock. The Rights Plan is also subject to amendment and supplement by the Company, on the terms and conditions set forth in the Rights Plan.

     No fractional shares of Common Stock or Preferred Shares (other than integral multiples of one one-thousandth of a Preferred Share) will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Plan.

     No holder of this Rights Certificate shall be entitled to vote (or consent with respect to) or receive dividends or be deemed for any purpose the holder of any Preferred Shares or shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting or proceeding thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Plan.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

     Dated as of ______________, 19__



ATTEST:___________________________         ___________________, INC.


By:_______________________________         By:_______________________________
Name:                                      Name:
Title:                                     Title:
Countersigned:


[RIGHTS AGENT]


By:_______________________________
Authorized Signature

                  [Form of Reverse Side of Rights Certificate]


                               FORM OF ASSIGNMENT

                   (To be executed by the registered holder if

             such holder desires to transfer the Rights Certificate)


     FOR VALUE RECEIVED __________________________________________ hereby sells, assigns and transfers unto _____________________________________________________
________________________________________________________________________________
                  (Please print name and address of transferee)


     this Rights Certificate, together will all right, title and interest therein, and does hereby irrevocably constitute and appoint
________________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:_____________________, 19__



                                    _____________________________________
                                    Signature



SIGNATURE GUARANTEE:

                                   CERTIFICATE


    The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, an Acquiring Person Transferee or an Affiliate or Associate thereof (as such terms are defined under the Rights Plan);

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was or subsequently became an Acquiring Person, an Acquiring Person Transferee or an Affiliate or Associate thereof (as such terms are defined under the Rights Plan).



Dated:_______________, 19__


                                    _____________________________________
                                    Signature


SIGNATURE GUARANTEE:

                                     NOTICE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever. Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                       exercise Rights represented by the
                              Rights Certificate.)

     To: [Company Name]:

     The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

     Please insert social security or other identifying number


________________________________________________________________________________
                         (Please print name and address)


________________________________________________________________________________
           (Please insert social security or other identifying number)

     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

     Please insert social security or other identifying number


________________________________________________________________________________
                         (Please print name and address)


________________________________________________________________________________
           (Please insert social security or other identifying number)



Dated: ______________, 19__


                                    _____________________________________
                                    Signature


SIGNATURE GUARANTEE:

                                     NOTICE

     The signature to the foregoing Form of Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever. Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                   CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Acquiring Person Transferee or an Affiliate or Associate thereof (as such terms are defined under the Rights Plan);

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was or became an Acquiring Person, an Acquiring Person Transferee or an Affiliate or Associate thereof (as such terms are defined under the Rights Plan).

Dated:_________________, 19__



                                    _____________________________________
                                    Signature



SIGNATURE GUARANTEE:

                                     NOTICE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever. Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                                                       EXHIBIT C


                          [AMERIPATH, INC. LETTERHEAD]

                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK

                                                          _____________ __, 1999


To Our Shareholders:

     On ___________, 1999, your Board of Directors adopted a share purchase rights plan (the "Rights Plan") and declared a dividend distribution of one right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), of the Company to shareholders of record at the close of business on ___________, 1999. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company's Series A Junior Participating Preferred Stock (the "Preferred Shares") (or in certain circumstances, cash, property or other securities) at a price of $___.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. This letter describes the Board's reasons for adopting the Rights Plan and summarizes certain material terms of the Rights Plan.

     FLIP-IN

     In the event that any person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock (an "Acquiring Person"), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. Issuances (and consequent beneficial ownership) of Common Stock (at or in excess of such 15% threshold) by the Company in connection with certain acquisition transactions effected by the Company and approved by the Board of Directors are excepted from this provision.

     FLIP-OVER

     If the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will be void) will thereafter have the right to receive that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

     DISTRIBUTION DATE

     The distribution date is the earlier of:

          (i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock; or

          (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock.

     TRANSFER AND DETACHMENT

     Until the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock certificate(s) outstanding as of the Record Date, by such Common Stock certificate(s). Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the shares of Common Stock, no separate rights certificates will be issued and transfer of Common Stock certificates will also constitute transfer of these Rights.

     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the shares of Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will thereafter evidence the Rights.

     EXERCISABILITY

     The Rights are not exercisable until the Distribution Date. The Rights will expire on _____________, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, on the terms and conditions set forth in the Rights Plan (as described below).

     ADJUSTMENTS

     The Purchase Price payable, and the number of Preferred Shares or shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of stock dividends, stock splits, reclassifications, or certain distributions with respect to the Common Stock. The number of outstanding Rights and the number of Preferred Shares or shares of Common Stock issuable upon exercise of each Right are also subject to adjustment if, prior to the Distribution Date, there is a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1.0% in such Purchase Price. No fractional shares will be issued (other than integral multiples of one one-hundredth of a Preferred Share) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares or Common Stock, as the case may be, on the last trading day prior to the date of exercise.

     PREFERRED SHARES

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1.00 per share but will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock. Each Preferred Share will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

     The value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should, because of the nature of the Preferred Shares' dividend, liquidation and voting rights, approximate the value of one share of Common Stock.

     EXCHANGE

     At any time after any person or group becomes an Acquiring Person, and prior to the acquisition by any such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person, which will have become void), in whole or in part, for shares of Common Stock, at an exchange ratio of one share of Common Stock (or, in certain instances, one one-thousandth of a Preferred Share) per Right (subject to adjustment).

     REDEMPTION

     At any time prior to any person or group becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights, in whole but not in part, at a price of $.005 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     AMENDMENTS

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the "15%" thresholds described above to not less than the greater of
(i) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

     INTERPRETATION; BOARD APPROVALS

     The Board of Directors of the Company has the sole authority to administer the Rights Plan and to exercise all rights and powers granted to the Board or to the Company, or as are advisable in the administration of the Rights Plan, including the power to (i) interpret the provisions of the Rights Plan and (ii) make all determinations appropriate for the administration of the Rights Plan (including a determination to redeem or not redeem the Rights, to exchange the Rights or to amend the Rights Plan). All such interpretations and determinations in good faith are final and binding on the parties (including the Rights holders) and do not subject the Board (or the directors) to any liability to the holders of Rights.

     RIGHTS AND HOLDERS

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     FURTHER INFORMATION

     A copy of the Agreement setting forth the Rights Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated ______________, 1999. A copy of the Rights Plan is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is hereby incorporated herein by reference.